Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2015 relating to the financial statements, which appears in Independence Contract Drilling, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 16, 2016